Exhibit 99

FOR IMMEDIATE RELEASE Media Relations Contact: Julie Akstin-Dearing (713) 918-1434 Julie_dearing@bmc.com	Investor Relations Contact: Derrick Vializ (713) 918-1805 derrick_vializ@bmc.com
BMC Software Announces Fiscal 2006 Third Quarter Results
Raises Earnings Guidance for Third Consecutive Quarter
     HOUSTON — (Feb. 7, 2006) — BMC Software, Inc. [NYSE: BMC] today announced financial results for its third quarter of fiscal 2006 ended December 31, 2005.
     BMC Software’s non-GAAP net earnings, which exclude special items, assuming an effective tax rate of 28%, were $64 million, or $0.30 per diluted share, for the third quarter of fiscal 2006, representing a 36% increase in earnings per share over the year-ago quarter. In the year-ago quarter, non-GAAP net income was $50 million, or $0.22 per diluted share. Fiscal 2006 third quarter net earnings on a GAAP basis were $47 million, or $0.22 per diluted share, representing a 38% increase in earnings per share over the year-ago quarter. In the year-ago quarter, net earnings on a GAAP basis were $36 million, or $0.16 per diluted share. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.
     Total revenues for the third quarter of fiscal 2006 were $380 million, compared with $387 million a year ago and $362 million in the second quarter. Non-GAAP operating expenses declined by $36 million, or 10% from a year ago to $310 million, and increased by about $10 million from the second quarter. Non-GAAP operating income increased by $29 million, or 71%, to $71 million, and non-GAAP operating margin for the quarter increased from 11% in the prior year to 19%. The company continues to maintain a strong balance sheet, ending the third quarter of fiscal 2006 with $1.17 billion of cash and marketable securities and $1.57 billion in deferred revenues.
     During the third fiscal quarter the company continued its accelerated stock buy-back program, spending $100 million to re-purchase 4.9 million outstanding shares. During the current fiscal year the company has re-purchased a total of 14.8 million shares for $286 million. This includes repurchases under the company’s new $1 billion buyback program approved by BMC Software’s Board of Directors in the third quarter.
     “We continued to deliver on our key goals during the third quarter,” said Bob Beauchamp, president and CEO, BMC Software. “We significantly improved profitability and saw momentum continue with our Service Management solutions with strong growth in license bookings. Our company remains focused on executing our Business Service Management strategy and on maintaining our financial discipline in order to further improve our performance.”
     License bookings in the third quarter of fiscal 2006 were $170 million, an increase of 57% sequentially and a decline of 11% from the year-ago quarter. The following table illustrates license bookings:

BMC Software Announces Fiscal 2006 Third Quarter Results	Page 2
Third Quarter FY06 Business Segment Results
($ in Millions)

		Net Change in
	License	Deferred	License	Y/Y %	Sequential
	Revenues	License Rev.	Bookings*	Change	% Change

DM — Mainframe	31.0	13.0	43.9	(21%)	164%
MAINVIEW ®	9.3	3.9	13.2	(45%)	23%

Mainframe Management	40.3	16.9	57.1	(29%)	109%

Scheduling & Output Mgmt.	14.1	4.1	18.2	(0%)	8%
DM — Distributed Systems	5.1	1.0	6.1	(12%)	87%
PATROL ®	20.5	6.0	26.5	(8%)	70%

Distributed Systems Mgmt.	39.7	11.1	50.8	(6%)	42%

Service Management	53.1	7.1	60.2	13%	42%

Identity Management	2.1	(0.1)	1.9	(41%)	(41%)

Total	135.0	35.4	170.4	(11%)	57%

Due to the exclusion of the non-material category of “Other,” all totals do not foot.
     *License bookings measure the value of new license contracts signed during the quarter, including both the amount that goes to the income statement and the amount that goes to the deferred license revenue account on the balance sheet. License bookings can be calculated by adding license revenues and the net change in the deferred license revenue balance.
     FY‘06 and Q4 Guidance
     The company announced today that, based upon its performance in the fiscal third quarter, it is raising guidance for fiscal 2006. The company now expects non-GAAP earnings per share for fiscal 2006 to range between $1.03 and $1.08 per share, with fourth quarter fiscal 2006 non-GAAP earnings per share in the range of $0.26 to $0.31 on estimated revenues of $390 to $410 million. Please note that BMC Software’s earnings estimate for fourth quarter fiscal 2006 does not include an estimated $0.04 of expenses per share of special items. This is the third consecutive quarter in fiscal 2006 that the company has increased its guidance for fiscal 2006 earnings per share.
     The company also said that it expects cash flow from operations for its 2006 fiscal year to range between $375 and $425 million. This range is net of payments of $37 million in taxes related to the repatriation of foreign earnings under the American Jobs Creation Act and cash restructuring payments of $41 million. Third quarter cash flow from operations was $67 million and net of $1 million in restructuring payments.

BMC Software Announces Fiscal 2006 Third Quarter Results	Page 3
     Conference Call
     A conference call to discuss third quarter fiscal 2006 results is scheduled for today, February 7, 2006 at 4:00 p.m. Central time. Those interested in participating may call (719) 457-2625 and use the passcode BMC. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the passcode BMC. A live webcast of the conference call will be available on the company’s website at www.bmc.com/investors. A replay of the webcast will be available within 24 hours and archived on the website.
     Use of Non-GAAP Financial Measures
     BMC Software continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, BMC Software uses non-GAAP financial information to evaluate its ongoing operations and for internal and forecasting purposes, including for compensation purposes. BMC Software presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate BMC Software’s operating results in a manner that focuses on what BMC Software believes to be its ongoing business operations. BMC Software believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company’s industry, most of which present the same or similar non-GAAP financial measures to investors. BMC Software believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. The method BMC Software uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure, which is attached to this press release.
     This press release includes non-GAAP measures of net earnings, diluted earnings per share, operating income and operating margin, which are adjusted from GAAP-based results to exclude certain costs and expenses. Each of these is identified and explained further in the reconciliation accompanying this press release. Even though such items have recurred in the past and may recur in future periods, they are primarily driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing business operations. The non-GAAP financial measures of net earnings and diluted earnings per share are also adjusted to reflect an effective tax rate of 28%, which differs from the GAAP rate. We have applied a standard 28% tax rate to provide investors with a tool to evaluate our ongoing business operations independent of the significant changes that can occur in our tax rate from time to time. This also facilitates comparability with past reports of financial results.
     About BMC Software
     BMC Software, Inc. [NYSE:BMC] is a leading provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC Software solutions span enterprise systems, applications, databases and service

BMC Software Announces Fiscal 2006 Third Quarter Results	Page 4
management. Founded in 1980, BMC Software has offices worldwide and fiscal 2005 revenues of more than $1.46 billion. For more information about BMC Software, visit www.bmc.com.
     This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software’s operating results and could cause BMC Software’s actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) BMC Software’s revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) BMC Software’s operating costs and expenses are relatively fixed over the short term; 3) increased competition and pricing pressures could adversely affect BMC Software’s earnings; 4) BMC Software’s maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not grow; 5) new software products and product strategies may not be timely introduced or successfully adopted; 6) BMC Software’s quarterly cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software’s filings with the SEC; 7) BMC Software’s effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect the company’s earnings; and 8) the additional risks and important factors described in BMC Software’s report on Form 10-Q for the quarterly period ended September 30, 2005 that is available on BMC Software’s website at www.bmc.com/investors. BMC Software undertakes no obligation to update information contained in this release.
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     BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. © 2006, BMC Software, Inc. All rights reserved.

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
			Incr/(Decr)
	December 31,	December 31,	Percentage
	Fiscal 2005	Fiscal 2006	Change
	(In millions, except
	per share data)
Revenues:
License	$161.0	$135.0	(16)%
Maintenance	202.2	224.2	11%
Professional services	23.6	21.1	(11)%

Total revenues	386.8	380.3	(2)%

Cost of license revenues	32.1	28.2	(12)%
Cost of maintenance revenues	46.4	39.1	(16)%
Cost of professional services	24.9	20.2	(19)%
Selling and marketing expenses	145.7	125.5	(14)%
Research and development expenses	53.4	55.4	4%
General and administrative expenses	56.3	51.2	(9)%
Amortization of intangible assets	5.5	8.2	49%
Acquired research and development	—	—	n/m
Settlement of litigation	—	—	n/m

Total operating expenses	364.3	327.8	(10)%

Operating income (loss)	22.5	52.5	133%
Other income, net	27.0	19.0	(30)%

Earnings (loss) before income taxes	49.5	71.5	44%
Income tax provision (benefit)	13.1	24.6	88%

Net earnings (loss)	$36.4	$46.9	29%

Diluted earnings (loss) per share	$0.16	$0.22	38%

Shares used in computing diluted earnings (loss) per share	224.4	217.9	(3)%

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
			Incr/(Decr)
	December 31,	December 31,	Percentage
	Fiscal 2005	Fiscal 2006	Change
	(In millions, except
	per share data)
Revenues:
License	$393.8	$366.2	(7)%
Maintenance	606.9	659.3	9%
Professional services	67.2	65.0	(3)%

Total revenues	1,067.9	1,090.5	2%

Cost of license revenues	96.4	94.6	(2)%
Cost of maintenance revenues	135.5	123.4	(9)%
Cost of professional services	68.6	64.3	(6)%
Selling and marketing expenses	401.6	386.1	(4)%
Research and development expenses	156.0	168.5	8%
General and administrative expenses	145.9	157.4	8%
Amortization of intangible assets	15.0	26.3	75%
Acquired research and development	0.2	—	n/m
Settlement of litigation	11.3	—	n/m

Total operating expenses	1,030.5	1,020.6	(1)%

Operating income (loss)	37.4	69.9	87%
Other income, net	60.3	56.0	(7)%

Earnings (loss) before income taxes	97.7	125.9	29%
Income tax provision (benefit)	37.9	77.3	104%

Net earnings (loss)	$59.8	$48.6	(19)%

Diluted earnings (loss) per share	$0.27	$0.22	(19)%

Shares used in computing diluted earnings (loss) per share	224.6	219.8	(2)%

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
BALANCE SHEETS

	(Audited)	(Unaudited)
	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005
		(In millions)
Current assets:
Cash and cash equivalents	$820.1	$853.7	$526.0	$620.4	(a)
Marketable securities	108.7	115.1	341.3	241.7	(a)
Trade accounts receivable, net	191.8	120.3	110.6	150.3
Current trade finance receivables, net	151.8	127.7	118.1	147.3
Other current assets	168.0	164.0	171.1	165.2

Total current assets	1,440.4	1,380.8	1,267.1	1,324.9

Property and equipment, net	383.7	366.2	359.2	360.6
Software development costs and related assets, net	126.1	118.5	113.7	114.6
Long-term marketable securities	354.3	327.1	352.3	311.4	(a)
Long-term finance receivables, net	126.1	94.3	91.8	95.7
Acquired technology, goodwill and intangibles, net	687.9	661.6	643.0	627.9
Other long-term assets	179.8	187.7	188.4	194.0

	$3,298.3	$3,136.2	$3,015.5	$3,029.1

Current liabilities:
Accounts payable and accrued liabilities	$320.8	$269.4	$219.3	$263.4
Current portion of deferred revenue	764.3	778.3	749.5	757.9

Total current liabilities	1,085.1	1,047.7	968.8	1,021.3

Long-term deferred revenue	868.0	858.3	810.0	808.0
Other long-term liabilities	83.4	79.6	82.2	84.9

Total stockholders’ equity	1,261.8	1,150.6	1,154.5	1,114.9

	$3,298.3	$3,136.2	$3,015.5	$3,029.1

(a) Total cash and marketable securities	$1,283.1	$1,295.9	$1,219.6	$1,173.5

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

Three Months Ended			Nine Months Ended
Dec 31,	Dec 31,		Dec 31,	Dec 31,
2004	2005		2004	2005
(In millions)			(In millions)
		Cash flows from operating activities:
$36.4	$46.9	Net earnings (loss)	$59.8	$48.6
		Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
57.2	48.4	Depreciation and amortization	159.7	162.2
3.0	(3.2)	Provision for uncollectable trade and finance receivables	(2.4)	(1.5)
0.1	(0.1)	(Gain) loss on marketable securities	1.9	(1.2)
(8.0)	—	(Gain) loss on previously securitized finance receivables	(8.0)	—
4.1	0.5	Other non-cash	4.1	0.5
1.5	0.6	Earned portion of stock-based compensation	2.9	2.4
15.7	(31.7)	(Increase) decrease in finance receivables	17.2	34.8
		Increase (decrease) in payables to third-party financing institutions
(1.2)	9.6	for finance receivables	(26.6)	(4.4)
(4.9)	(5.0)	Increase (decrease) in accrued exit costs	(21.9)	(11.5)
77.9	2.3	(Decrease) increase in deferred revenues	78.2	(66.6)
		Net change in trade receivables, payables, deferred revenue and
(54.2)	(1.8)	other components of working capital	(37.2)	(11.6)

127.6	66.5	Net cash provided by (used in) operating activities	227.7	151.7

		Cash flows from investing activities:

		Cash paid for technology acquisitions and other investments,
(3.8)	—	net of cash acquired	(215.8)	(9.0)
5.5	—	Cash receipts from previously securitized finance receivables	10.0	—
—	0.1	Return of capital for cost-basis investments	0.7	0.2
—	—	Proceeds from sale of financial instruments and other	—	—
(68.9)	(20.7)	Purchases of marketable securities	(188.4)	(290.2)
95.1	160.6	Proceeds from maturities of/sales of marketable securities	286.1	200.2
—	0.7	Proceeds from sale of property and equipment	—	5.7
(13.6)	(6.6)	Purchases of property and equipment	(48.0)	(18.4)
(18.5)	(18.1)	Capitalization of software development costs and related assets	(48.1)	(43.0)

(4.2)	116.0	Net cash provided by (used in) investing activities	(203.5)	(154.5)

		Cash flows from financing activities:
(1.4)	(1.6)	Payments on capital leases	(3.7)	(4.4)
8.4	15.4	Stock options exercised and other	21.8	92.9
(25.0)	(100.0)	Treasury stock acquired	(70.0)	(286.0)

(18.0)	(86.2)	Net cash provided by (used in) financing activities	(51.9)	(197.5)

5.4	(1.9)	Effect of exchange rate changes on cash	5.2	0.6

110.8	94.4	Net change in cash and cash equivalents	(22.5)	(199.7)
479.0	526.0	Cash and cash equivalents, beginning of period	612.3	820.1

$589.8	$620.4	Cash and cash equivalents, end of period	$589.8	$620.4

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
(Unaudited)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2005
				Non-GAAP				Non-GAAP
		Special		Excluding		Special		Excluding
	As Reported	Items		Special Items	As Reported	Items		Special Items
	(In millions, except per share data)				(In millions, except per share data)
Revenues:
License	$161.0	$—		$161.0	$135.0	$—		$135.0
Maintenance	202.2	—		202.2	224.2	—		224.2
Professional services	23.6	—		23.6	21.1	—		21.1

Total revenues	386.8	—		386.8	380.3	—		380.3

Cost of license revenues	32.1	(13.9)	(a,c)	18.2	28.2	(10.4	)(c)	17.8
Cost of maintenance revenues	46.4	0.3	(a)	46.7	39.1	—		39.1
Cost of professional services	24.9	—		24.9	20.2	—		20.2
Selling and marketing expenses	145.7	0.1	(a)	145.8	125.5	0.9	(a)	126.4
Research and development expenses	53.4	0.3	(a)	53.7	55.4	—		55.4
General and administrative expenses	56.3	—		56.3	51.2	(0.3	)(a)	50.9
Amortization of intangible assets	5.5	(5.5	)(c)	—	8.2	(8.2	)(c)	—
Acquired research and development	—	—		—	—	—		—
Settlement of litigation	—	—		—	—	—		—

Total operating expenses	364.3	(18.7)		345.6	327.8	(18.0)		309.8

Operating income (loss)	22.5	18.7		41.2	52.5	18.0		70.5
Other income, net	27.0	—		27.0	19.0	—		19.0

Earnings (loss) before income taxes	49.5	18.7		68.2	71.5	18.0		89.5
Income tax provision (benefit)	13.1	5.5	(e)	18.6	24.6	0.5	(e)	25.1

Net earnings (loss)	$36.4	$13.2		$49.6	$46.9	$17.5		$64.4

Diluted earnings (loss) per share	$0.16	$0.06		$0.22	$0.22	$0.08		$0.30

Shares used in computing diluted earnings (loss) per share	224.4	224.4		224.4	217.9	217.9		217.9

(a) Changes in estimates related to exit activities		$0.8				$0.6
(c) Amortization of acquired technology & intangibles		$(19.5)				$(18.6)
(e) Tax effect of special items and adjustment to effective tax rate of 28%		$5.5				$0.5

BMC Software Announces Third Quarter Financial Results

BMC SOFTWARE, INC. AND SUBSIDIARIES
SUPPLEMENTAL ANALYSIS OF EFFECT OF SPECIAL ITEMS
(Unaudited)

	Nine Months Ended December 31, 2004				Nine Months Ended December 31, 2005
				Non-GAAP				Non-GAAP
		Special		Excluding		Special		Excluding
	As Reported	Items		Special Items	As Reported	Items		Special Items
	(In millions, except per share data)				(In millions, except per share data)
Revenues:
License	$393.8	$—		$393.8	$366.2	$—		$366.2
Maintenance	606.9	—		606.9	659.3	—		659.3
Professional services	67.2	—		67.2	65.0	—		65.0

Total revenues	1,067.9	—		1,067.9	1,090.5	—		1,090.5

Cost of license revenues	96.4	(39.3	)(a,c)	57.1	94.6	(40.2	)(a,b,c)	54.4
Cost of maintenance revenues	135.5	1.6	(a)	137.1	123.4	(2.8	)(a, b)	120.6
Cost of professional services	68.6	—		68.6	64.3	(2.7	)(a, b)	61.6
Selling and marketing expenses	401.6	(1.5	)(a)	400.1	386.1	(24.5	)(a, b)	361.6
Research and development expenses	156.0	1.7	(a)	157.7	168.5	(3.4	)(a, b)	165.1
General and administrative expenses	145.9	—		145.9	157.4	(6.3	)(a, b)	151.1
Amortization of intangible assets	15.0	(15.0	)(c)	—	26.3	(26.3	)(c)	—
Acquired research and development	0.2	(0.2	)(f)	—	—	—		—
Settlement of litigation	11.3	(11.3	)(g)	—	—	—		—

Total operating expenses	1,030.5	(64.0)		966.5	1,020.6	(106.2)		914.4

Operating income (loss)	37.4	64.0		101.4	69.9	106.2		176.1
Other income, net	60.3	—		60.3	56.0	—		56.0

Earnings (loss) before income taxes	97.7	64.0		161.7	125.9	106.2		232.1
Income tax provision (benefit)	37.9	6.9	(e,h)	44.8	77.3	(12.3	)(d,e)	65.0

Net earnings (loss)	$59.8	$57.1		$116.9	$48.6	$118.5		$167.1

Diluted earnings (loss) per share	$0.27	$0.25		$0.52	$0.22	$0.54		$0.76

Shares used in computing diluted earnings (loss) per share	224.6	224.6		224.5	219.8	219.8		219.8

(a) Changes in estimates related to exit activities		$2.5				$2.2
(b) Exit costs and related charges		$—				$(43.1)
(c) Amortization of acquired technology & intangibles		$(55.0)				$(65.3)
(d) Income tax provision for earnings to be repatriated		$—				$(36.5)
(e) Tax effect of special items and adjustment to effective tax rate of 28%		$18.0				$24.2
(f) Acquired research and development		$(0.2)				$—
(g) Settlement of litigation		$(11.3)				$—
(h) Adjustment of tax accrual		$(11.1)				$—

BMC Software Announces Third Quarter Financial Results

Explanations for special items
(a) and (b): Exit costs and related charges and any subsequent changes in estimates related to exit activities are excluded as they relate to the Company’s significant restructurings. While restructurings have occurred in the past and may recur in future periods, they have historically occurred sporadically and the associated restructuring costs are not directly related to the Company’s ongoing business operations. Management excludes these costs and adjustments to previous estimates when it evaluates the Company’s ongoing operations and for internal and forecasting purposes.
(c) and (f): The charges for amortization of acquired technology and intangibles as well as acquired research and development are excluded as they are non-cash charges related to acquisitions. Management excludes these costs when it evaluates the Company’s ongoing operations and for internal and forecasting purposes because they are not indicative of the ongoing costs of running the business, in part because they are non-cash charges and because their inclusion would distort management’s view of the ongoing costs of R&D, including development and maintenance of the Company’s products.
(d) The income tax expense associated with the Company’s repatriation of foreign earnings is excluded as management believes this to be a one-time event as provided by the American Jobs Creation Act (the “Act”). Due to the significant amount of the charge and the one-time nature of the repatriation permitted by the Act, management excludes these costs when it evaluates the Company’s ongoing operations and for internal and forecasting purposes.
(e) The non-GAAP financial measures of net earnings and diluted earnings per share are also adjusted to reflect an effective tax rate of 28%, which differs from the GAAP rate. Management applies a standard 28% tax rate to normalize the Company’s results against historical reported results when it evaluates the Company’s ongoing operations for internal and forecasting purposes.
(g): The settlement costs of the previously disclosed dispute with Nastel Technologies are excluded. While the Company is involved in various legal disputes from time to time and the Company may have to settle significant cases in the future, either as plaintiff or defendant, such events have historically occurred sporadically and the associated settlement costs are not directly related to the Company’s ongoing business operations. Management excludes the costs associated with this settlement when it evaluates the Company’s ongoing operations and for internal and forecasting purposes.
(h): The income tax provision for the nine months ended December 31, 2004 included additional income tax expense to adjust its aggregate net liabilities for income taxes, withholding taxes and income tax expenses that were found to be understated after a thorough analysis of all of the Company’s income tax accounts. Management excludes this loss related to tax balances when it evaluates the Company’s ongoing operations and for internal and forecasting purposes.
The Company excludes each of these items in its non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate BMC Software’s operating results in a manner that focuses on what BMC Software believes to be its ongoing business operations.